UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	December 17, 2009 (December 17, 2009)

HEALTHWAYS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(615) 614-4929
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Board of Directors of Healthways, Inc. (the “Company”) has established May 28, 2010 as the date for the 2010 Annual Meeting of Stockholders of the Company (the “2010 Annual Meeting”). Because the date of the 2010 Annual Meeting is more than 30 days from the anniversary of the 2009 Annual Meeting of Stockholders of the Company, the Company has designated the close of business on January 16, 2010 as the deadline for receipt of stockholder proposals to be included in the Company’s proxy materials for the 2010 Annual Meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”). Any such proposal must comply with Rule 14a-8 as promulgated under the Exchange Act. Proposals should be addressed to: Mary A. Chaput, Secretary, Healthways, Inc., 701 Cool Springs Boulevard, Franklin, Tennessee 37067.

Stockholder proposals not included in the Company’s proxy materials and nominations of persons for election to the Board of Directors of the Company for the 2010 Annual Meeting will not be eligible for presentation at the 2010 Annual Meeting unless the stockholder gives timely notice of the proposal or nomination in proper written form to the Company’s Secretary and otherwise complies with the provisions of the Company’s Bylaws, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHWAYS, INC.

By:	/s/ Mary A. Chaput
Mary A. Chaput
Chief Financial Officer

Date:  December 17, 2009